Exhibit 10.2

CONSULTING AGREEMENT

This Agreement is made as of May 9, 2026, by and between Cineverse, Inc. (the “Company”), and Mark Lindsey (“Consultant”) (collectively “the parties”).

The parties agree as follows:

A.
BASIC SERVICES: Subject to the terms and conditions of this Agreement, and on a non-exclusive basis, Consultant agrees to provide the following services to the Company (the “Services”), not to exceed 15 hours per week:

Senior Financial consulting in the areas of recapitalization, content funding and M&A.

Consultant is solely responsible for determining the method and means by which Consultant will accomplish the Services and otherwise fulfill Consultant’s obligations hereunder, and is free from the control and direction of the Company in the performance of the work. The parties agree that Consultant determines the time when Consultant renders the Services, and the work location where Consultant renders the Services.

Consultant represents that Consultant has the qualifications, skills, and ability to perform the Services in a professional manner, without the advice or supervision of the Company.

Consultant will receive no training, assistance, or direction from the Company.

Consultant understands and acknowledges that Consultant is being retained to perform work outside the usual course of Company’s business and the assignment is limited to the Services outlined above. At no point is Consultant to perform any work within the usual course of Company’s business. The parties acknowledge that the Services will not involve Consultant rendering any service to any of the Company’s customers.

B.
CONSULTANT’S BUSINESS: Consultant hereby confirms that it is an independently established business rendering services of the same nature as the Services Consultant is performing for the Company. Company shall have no right to and shall not control the manner or prescribe the method of accomplishing that portion of Company’s business to be performed by Consultant under this Agreement, and the general public and all governmental agencies regulating such activities shall be so.
C.
TERM: Consultant will commence performance of the Services on or about the date first set forth above, and shall continue until completion of the Services on September 13, 2027, unless earlier terminated as set forth in Section H below.
D.
FEES AND EXPENSES: In consideration of the Services, the Company agrees that Consultant will continue to vest in the Restricted Stock Units award in Paragraph 4(d) of the September 19, 2025 Employment Agreement between Mark Lindsey and the Company, and the April 25, 2024, September 14, 2025, and October 8, 2025 grants from the Company through the effective date of termination of this Agreement, calculated pro rata through the date of termination. Consultant shall be responsible for all expenses necessary to carry out the Services and shall not be reimbursed by the Company for such expenses.

E.
OWNERSHIP: The parties agree that all Services and any elements thereof, created, performed, contributed or prepared by Consultant pursuant to the Agreement, and any results or proceeds thereof, is the exclusive property of the Company. Without reservation, limitation or condition, Consultant hereby assigns, transfers and conveys to the Company, exclusively and perpetually, all right, title and interest throughout the world which Consultant has or may be deemed to have in the Services and any elements thereof, including without limitation all copyrights, patents, rights of reproduction, and rights to ownership of any physical works of art embodied therein, and the right to secure registrations, renewals, reissues and extensions thereof. Consultant agrees to execute such further documents and to do such further acts as may be reasonably necessary to perfect, register or enforce the Company’s ownership of any such rights. Consultant hereby appoints the Company as Consultant’s attorney-in-fact (this appointment being irrevocable and coupled with an interest) to execute such documents on Consultant’s behalf.

Consultant warrants and represents that to the best of Consultant’s knowledge, the Services and any elements thereof, including without limitation any materials provided to the Company, are original creations of Consultant and do not violate any copyright, proprietary rights or other rights of any person or entity and that no third party has any rights, title or interest therein or thereto.

F.
INDEMNITY AND WARRANTY: Consultant agrees to indemnify and hold the Company harmless from and against any and all claims, demands, causes of action, losses, damages, liabilities, costs, and expenses, including attorneys’ fees, arising from a breach of any of Consultant’s representations and warranties herein or from the death or injury of any person or persons, including employees of the Company, or from the damage or destruction of any work or properties, attributable to or resulting from Consultant’s performance of the Services. Consultant warrants and represents that Consultant has full power and authority to enter into and perform this Agreement and to make the grant of rights contained herein.
G.
CONFIDENTIALITY: Consultant acknowledges and agrees: (a) that all work provided pursuant to this Agreement, and any documents or materials related to the Services, and any information, work in progress, trade secrets, or other secret or confidential matter related to the business or projects of Company, constitute confidential information (hereinafter “Confidential Information”); (b) that Consultant shall not, either during the rendering of services or at any time thereafter, use, copy, or disclose to any person, firm, or corporation any such Confidential Information, unless such use, copying, or disclosure has been authorized in advance in writing by the Company; and (c) that upon termination or expiration of this Agreement, or at any time upon request of the Company, Consultant will return to the Company all Confidential Information in Consultant’s possession or control. Consultant is hereby notified that, pursuant to the federal Defend Trade Secrets Act of 2016, an individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made: (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Further, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order.

H.
TERMINATION:

(1)
Termination for Default. In the event of any material breach of this Agreement by either party hereto, the other party may (without waiving any other remedies or rights under this Agreement, in law or in equity) terminate this Agreement immediately.
(2)
Termination by the Company. Notwithstanding any other provision of this Agreement to the contrary, the Company may terminate this Agreement for Cause, as defined in Consultant’s September 19, 2025 Employment Agreement with the Company.
(3)
Termination by the Consultant. Notwithstanding any other provision of this Agreement to the contrary, the Consultant may terminate this Agreement for Good Reason. For purposes of this Agreement, “Good Reason” exists for the Consultant to voluntarily terminate this Agreement only if one of the following occur without Employee’s written approval: (i) any material breach by the Company of any material contractual obligation owed to the Consultant; or (ii) the Company fails to obtain the assumption of this Agreement by a successor. The Consultant may also terminate this Agreement in the event an offer of full-time employment is extended to Consultant;
(4)
Automatic Termination. This Agreement shall automatically terminate on the occurrence of:
(a)
The dissolution, bankruptcy or insolvency of either party; or (if applicable)

(b)
The death of Consultant.

(5)
Effect of Termination: Sections E, F, G, J, K, M and N shall survive the expiration or termination of this Agreement. In case of any termination of this Agreement, the Company agrees to provide Consultant with continued vesting of the Restricted Stock Units award in Paragraph 4(d) of the September 19, 2025 Employment Agreement between Mark Lindsey and the Company, and the April 25, 2024, September 14, 2025, and October 8, 2025 grants from the Company, through the effective date of termination of this Agreement, calculated pro rata through the date of termination.
I.
ASSIGNMENT: Neither this Agreement nor any rights or duties hereunder may be assigned or delegated to any other person or entity by Consultant except as specifically provided hereunder, without the express prior written consent of the Company. The Company may freely assign this Agreement and/or any of its rights hereunder.

J.
AUTHORITY/RELATIONSHIP OF PARTIES: The parties intend and agree that Consultant will perform all Services hereunder as an independent Consultant and not as an employee of the Company. Consultant will be solely responsible for, and the Company shall not provide or be liable for, typical employee benefits (including but not limited to, health and disability insurance, vacation and/or paid time off, etc.). The Company shall not be responsible to withhold from Consultant’s payments nor remit to the tax authorities any payroll or other tax, social security or Medicare contribution, or any other tax or contribution. Consultant agrees to pay, as and when due, any and all taxes assessed or incurred in connection with Consultant’s compensation hereunder, including estimated taxes, and will provide the Company with documentation of such payment upon request. Consultant further agrees to indemnify and hold the Company harmless from and against liability for any and all such payments. Consultant will remain free to perform services for parties other than the Company; provided, that such services will not conflict or interfere with the performance of Services hereunder or Consultant’s obligations under this Agreement. Consultant shall be solely responsible for obtaining, at Consultant’s expense and in Consultant’s name, disability, worker’s compensation or other insurance as well as all licenses and permits usual or necessary for conducting the Services hereunder. Nothing contained in this Agreement shall be construed to place the parties in the relationship of partners or joint venturers and neither party shall have any right to obligate or bind the other in any manner. Consultant agrees that it will not hold itself out as an authorized agent with power to bind the Company in any manner.

K.
GOVERNING LAW: This Agreement will be governed by and construed in accordance with the laws of the State of California. Any litigation or other dispute with respect to this Agreement will take place in Los Angeles County, California. The parties agree that venue is proper in the state and federal courts within or having jurisdiction over such county.
L.
AMENDMENTS: This Agreement may be amended only in writing signed by both parties. Failure by either party to enforce at any time any of the provisions of this Agreement, or to require at any time performance by the other party of any of the provisions hereof, shall in no way be construed as a waiver of such provisions in any other circumstance or a waiver of any other provision.
M.
SEVERABILITY: In the event any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable, then the invalid, illegal or unenforceable provision shall be stricken, and the remainder of the Agreement fully enforced.
N.
ADVERTISING OR PUBLICITY: Consultant will acquire no right to use, and will not use without the Company’s prior written consent, the names, characters, artwork, designs, tradenames, copyrighted materials, trademarks or service marks of the Company, its parent, related or subsidiary companies, employees, directors, shareholders, assigns, successors or licensees: (a)

in any advertising, publicity or promotion; (b) to express or to imply any endorsement of Consultant’s services; or (c) in any manner other than in accordance with this Agreement.

O.
COMPLETE AGREEMENT. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements or understandings, whether written or oral, between the parties with respect thereto.

CINEVERSE

By: /s/ Gary Loffredo

Name: Gary Loffredo

Date: 5/21/2026

Title: Chief Legal Officer

Mailing Address: 2355 Westwood Blvd, #779

Los Angeles, CA 90064

MARK LINDSEY

By: /s/ Mark Lindsey

Name: Mark Lindsey

Date: 5/20/2026

Title: Consultant

Mailing Address: [ ______________]